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                                  EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Affiliated Computer Services, Inc. of our report dated October 12, 2000 relating to the financial statements of the ACS Business Process Solutions Savings Plan, which appears in this Form 11-K.

/s/ Salmon, Beach & Company, P.C.

Dallas, Texas
May 30, 2001